Exhibit (23)-1

                          CONSENT OF ERNST & YOUNG LLP,
                              INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 33-62475) and related Prospectus of HEALTHSOUTH Corporation for the registration of 11,000,000 shares of its common stock and to the inclusion therein of our report dated March 1, 1995, except for Notes 2 and 17, as to which the date is June 13, 1995, with respect to the consolidated financial statements of HEALTHSOUTH Corporation for the periods indicated in the index to financial statements.

         Further, we consent to the incorporation by reference therein of our report dated July 10, 1995, with respect to the consolidated financial statements of Rehab Systems Company included in its Current Report on Form 8-K/A, as amended, dated September 8, 1995, filed with the Securities and Exchange Commission.

                                                      ERNST & YOUNG LLP

Birmingham, Alabama
September 26, 1995

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